UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2008
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WELLS FARGO & COMPANY
(Exact Name of Registrant as Specified in Its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-02979 (Commission File Number)	No. 41-0449260 (I.R.S. Employer Identification No.)
420 Montgomery Street, San Francisco, California 94104 (Address of Principal Executive Offices) (Zip Code)
1-866-249-3302 (Registrant’s Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

þ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement

     Agreement and Plan of Merger

             On October 3, 2008, Wells Fargo & Company (“Wells Fargo” or the “Company”) and Wachovia Corporation (“Wachovia”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, a wholly-owned subsidiary of the Company will merge with and into Wachovia (the “Merger”) with Wachovia continuing as the surviving corporation and as a wholly-owned subsidiary of the Company.

             Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both companies, if the Merger is completed, each share of Wachovia common stock will be converted into 0.1991 (the “Exchange Ratio”) of a share of the Company’s common stock. Preferred stock of Wachovia will be exchanged for preferred stock issued by the Company having substantially identical terms. In addition, as of consummation of the Merger, outstanding Wachovia stock options and other stock-based awards will be converted into stock options and other stock-based awards with respect to shares of the Company’s common stock, with adjustments to reflect the Exchange Ratio.

             The Merger Agreement, included as Exhibit 2.1, contains (a) customary representations and warranties of Wachovia and Wells Fargo, including, among others, with respect to corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, reports and regulatory matters, financial statements, and compliance with law and legal proceedings; (b) covenants of Wachovia and Wells Fargo to conduct their respective businesses in the ordinary course until the Merger is completed; and (c) covenants of Wachovia and Wells Fargo not to take certain actions during such period. Wachovia has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

             The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement. In addition, such representations and warranties (a) have been qualified by confidential disclosures made to the other party in connection with the Merger Agreement, (b) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of a knowing breach as of the date of the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (e) may have been included in the Merger Agreement for the purpose of allocating risk between the Company and Wachovia rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement-prospectus that the parties will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q and other documents that each of the Company and Wachovia file with the Securities and Exchange Commission (“SEC”).

             The Board of Directors of the Company has adopted a resolution approving the issuance of the Company’s common stock in the Merger. The Board of Directors of Wachovia has adopted a resolution recommending approval and adoption of the Merger Agreement by its shareholders and Wachovia has agreed to submit the Merger Agreement to its shareholders for consideration.

             Consummation of the Merger is subject to certain customary conditions, including, among others, approval of the shareholders of Wachovia, governmental filings and regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of the other party, and material compliance by the other party with its obligations under the Merger Agreement.

             The Merger Agreement contains certain termination rights for Wachovia and the Company, as the case may be, applicable upon: final, non-appealable denial of required regulatory approvals or injunction (including any injunction prohibiting the issuance of shares of Series M Preferred Stock pursuant to the Share Exchange Agreement (described below) or that prevents the Company from voting such shares in favor of approving and adopting the Merger Agreement); the first anniversary of the date of the Merger Agreement if the Merger has not been completed by that time; a breach by the other party that is not or cannot be cured within 60 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; if Wachovia’s shareholders fail to approve the transaction by the required vote; or a failure by the Board of Directors of Wachovia to recommend the Merger to its shareholders.

             The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

     Share Exchange Agreement

             On October 3, 2008, the Company and Wachovia, in connection with entering into the Merger Agreement, entered into a Share Exchange Agreement, under which the Company agreed to acquire 10 newly issued shares of Series M Preferred Stock of Wachovia, representing 39.9% of the aggregate voting power exercisable by Wachovia’s common shareholders and the Company as holder of the Series M Preferred Stock, in exchange for the issuance of 1,000 shares of the Company’s common stock to Wachovia.

             The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, which is filed as Exhibit 2.2 hereto, and is incorporated into this report by reference.

     Forward-Looking Statements

     This filing contains forward-looking statements about Wells Fargo and Wachovia and the proposed transaction between the companies. There are several factors – many beyond Wells Fargo’s control – that could cause actual results to differ significantly from expectations described in the forward-looking statements. Among these factors are the receipt of necessary regulatory approvals and the approval of Wachovia shareholders. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

     For a discussion of factors that may cause actual results to differ from expectations, refer to each company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and Annual Report on Form 10-K for the year ended December 31, 2007, including information incorporated into each company’s 10-K from their respective 2007 annual reports, filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.

     More Information About The Merger And Where To Find It

     The proposed merger will be submitted to Wachovia Corporation shareholders for their consideration. Wells Fargo will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of Wachovia Corporation that also constitutes a prospectus of Wells Fargo. Wachovia Corporation will mail the proxy statement-prospectus to its shareholders. Wachovia shareholders and other investors are urged to read the final proxy statement-prospectus when it becomes available because it will describe the proposed merger and contain other important information. You may obtain copies of all documents filed with the SEC regarding the proposed merger, free of charge, at the SEC’s website (www.sec.gov). You may also obtain free copies of these documents by contacting Wells Fargo or Wachovia, as follows:

     Wells Fargo & Company, Investor Relations, MAC A0101-025, 420 Montgomery Street, 2nd Floor, San Francisco, California 94104-1207, (415) 396-3668.

     Wachovia Corporation, Attention Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, (704) 374-6782.

     Wells Fargo and Wachovia and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Wachovia Corporation shareholders in connection with the proposed merger. Information about Wells Fargo’s directors and executive officers and their ownership of Wells Fargo common stock is contained in the definitive proxy statement for Wells Fargo’s 2008 annual meeting of stockholders, as filed by Wells Fargo with the SEC on Schedule 14A on March 17, 2008. Information about Wachovia’s directors and executive officers and their ownership of Wachovia common stock is contained in the definitive proxy statement for Wachovia’s 2008 annual meeting of shareholders, as filed by Wachovia with the SEC on Schedule 14A on March 10, 2008. You may obtain free copies of these documents by contacting Wells Fargo or Wachovia at the contact information provided above. The proxy statement-prospectus for the proposed merger will provide more information about participants in the solicitation of proxies from Wachovia Corporation shareholders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and plan of merger, dated as of October 3, 2008, by and between Wells Fargo & Company and Wachovia Corporation.
2.2	Share exchange agreement, dated as of October 3, 2008, by and between Wells Fargo & Company and Wachovia Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2008	WELLS FARGO & COMPANY
	By:	/s/ James Strother
James Strother
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and plan of merger, dated as of October 3, 2008, by and between Wells Fargo & Company and Wachovia Corporation.
2.2	Share exchange agreement, dated as of October 3, 2008, by and between Wells Fargo & Company and Wachovia Corporation.